Exhibit (h)(4)

Amendment No. 4 to Services Agreement

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of March 25, 2024 (the “Amendment Effective Date”):

Term	Means
“Existing Agreement”	The Services Agreement between SS&C ALPS and Fund dated October 16, 2021, as amended or restated from time to time
“SS&C ALPS”	ALPS Fund Services, Inc.
“Fund”	MassMutual Premier Funds and MassMutual Advantage Funds on behalf of their respective series listed on Schedule B of the Existing Agreement, each referred to as the “Fund” for purposes of this Amendment

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment replaces Schedule B to the Existing Agreement with the revised Schedule B attached hereto.

This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. The parties consent to the use of electronic or digital technology for the execution of this Amendment, and that delivery of the executed Amendment or counterpart of the Amendment by facsimile, e-mail transmission via portable document format (.pdf), Docusign, or other electronic means will be equally effective and binding as delivery of a manually executed Amendment or counterpart or the Amendment.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS Fund Services, Inc.		MassMutual Premier Funds
By:	/s/Bhagesh Malde	By:	/s/Renée Hitchcock
Name:	Bhagesh Malde	Name:	Renée Hitchcock
Title:	Authorized Signatory	Title:	CFO and Treasurer

MassMutual Advantage Funds
By:	/s/Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

Schedule B

List of Funds

MassMutual Premier Funds

	Class I	Class R5	Service Class	Administrative Class	Class R4	Class A	Class R3	Class Y	Class L	Class C
MassMutual High Yield Fund	MPHZX	MPHSX	DLHYX	MPHLX	MPHRX	MPHAX	MPHNX	BXHYX	N/A	BXHCX
MassMutual Short-Duration Bond Fund	MSTZX	MSTDX	MSBYX	MSTLX	MPSDX	MSHAX	MSDNX	BXDYX	BXDLX	BXDCX

MassMutual Advantage Funds

	Class I	Class Y	Class A	Class C
MassMutual Clinton Limited Term Municipal Fund	MMZPX	MMZQX	MMJDX	N/A
MassMutual Clinton Municipal Fund	MMZVX	MMZWX	MMZUX	N/A
MassMutual Clinton Municipal Credit Opportunities Fund	MMJBX	MMJCX	MMJAX	N/A
MassMutual Emerging Markets Debt Blended Total Return Fund	BXEIX	BXEYX	BXEAX	BXECX
MassMutual Global Credit Income Opportunities Fund	BXITX	BXIYX	BXIAX	BXICX
MassMutual Global Floating Rate Fund	BXFIX	BXFYX	BXFAX	BXFCX

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